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                                                                      EXHIBIT 11



                         SHOLODGE, INC AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                       PRIMARY AND ASSUMING FULL DILUTION



                                                              12 WEEKS ENDED              28 WEEKS ENDED
                                                       --------------------------------------------------------
                                                         JULY 13,      JULY 14,      JULY 13,       JULY 14,
                                                           1997          1996          1997           1996
                                                       --------------------------------------------------------
PRIMARY:

  NET EARNINGS APPLICABLE TO COMMON STOCK (PRIMARY)      3,433,832      3,039,482    $ 6,068,948    $ 5,033,923
                                                       ========================================================

  SHARES:
     WEIGHTED AVERAGE COMMON AND COMMON
      EQUIVALENT SHARES OUTSTANDING                      8,448,923      8,494,133      8,452,986      8,443,028
                                                       ========================================================

  PRIMARY EARNINGS PER SHARE                           $      0.41    $      0.36    $      0.72    $      0.60
                                                       ========================================================

FULLY DILUTED:

  NET EARNINGS APPLICABLE TO COMMON STOCK (PRIMARY)    $ 3,433,832    $ 3,039,482    $ 6,068,948    $ 5,033,923

  INTEREST (LESS TAX) ON CONVERTIBLE
    SUBORDINATED DEBENTURES                            $   654,231    $   588,396    $ 1,453,701    $ 1,372,925

                                                       --------------------------------------------------------
  ADJUSTED EARNINGS APPLICABLE TO COMMON STOCK         $ 4,088,063    $ 3,627,878    $ 7,522,649    $ 6,406,848
                                                       ========================================================

  SHARES:
     WEIGHTED AVERAGE COMMON AND COMMON
      EQUIVALENT SHARES OUTSTANDING                      8,448,923      8,494,133      8,452,986      8,443,028

     SHARES ISSUABLE UPON CONVERSION OFCONVERTIBLE
       SUBORDINATED DEBENTURES                           2,316,602      2,316,602      2,316,602      2,316,602
                                                       --------------------------------------------------------
                                                        10,765,525     10,810,735     10,769,588     10,759,630
                                                       ========================================================

   FULLY DILUTED EARNINGS PER SHARE                    $      0.38    $      0.34    $      0.70    $      0.60
                                                       ========================================================
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